Exhibit 23.1 -- Consent of Experts



                     MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106
                                     ------
                               TEL: (212) 757-8400
                               FAX: (212) 757-6124



                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Absolute Glass Protection, Inc. (formerly known as Benchmark Technology Corporation) on Form S-8 of our report dated December 27, 2002, appearing in the Annual Report on Form 10-KSB of Absolute Glass Protection (f/k/a Benchmark Technology Corporation) for the nine months ended September 30, 2002.



                           MERDINGER, FRUCHTER, ROSEN & COMPANY, P.C.
                           Certified Public Accountants

New York, New York
March 10, 2003


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